SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) June 30, 2010
ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
(303) 567-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On June 30, 2010, ProLogis and various affiliates entered into a fourth amendment to the existing Global Senior Credit Agreement dated as of October 6, 2005 (the “Global Credit Agreement”). The amendment changed a number of terms of the Global Credit Agreement, including the following:
•	Prior to the fourth amendment, the Global Credit Agreement provided for a commitment of approximately $3.65 billion (subject to currency fluctuations) until October 6, 2010, at which time the commitments will be reduced to approximately $2.25 billion (subject to currency fluctuations) and reallocated to only certain lenders that previously agreed to extend their commitments (“Extended Commitments”). Pursuant to the fourth amendment, we reduced the aggregate amount of the current commitments to approximately $2.25 billion (subject to currency fluctuations). The terms of the Global Credit Agreement regarding the allocations and commitments on and after October 6, 2010, were not, however, changed, and the Extended Commitments remain unchanged.

•	We eliminated our ability to borrow in Korean won.

•	We eliminated the borrowing base covenant that limited the aggregate amount of certain types of our indebtedness (including borrowings under the Global Credit Agreement and other recourse indebtedness maturing within one year) to 55% or less of the value of our unencumbered property pool (as previously defined in the Global Credit Agreement) as of the end of the most recent fiscal quarter prior to the date of determination.

•	We added a covenant that requires us to maintain a ratio of net operating income from certain unencumbered properties to certain specified debt (including, without limitation, outstanding borrowings under the Global Credit Agreement), as of the last day of each fiscal quarter, of at least 14%.

•	We changed our leverage ratio so that it is tested as of the last day of each fiscal quarter rather than at all times.

•	We made various definitional changes in our financial covenants.
          A copy of the amendment to the Global Credit Agreement is filed as an exhibit to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (c) Exhibits. The following documents have been filed as exhibits to this report and are incorporated herein by reference as described above.

Exhibit No.	Description

10.1	Fourth Amendment to Global Senior Credit Agreement, dated as of June 30, 2010 among ProLogis, the other Loan Parties listed on the signature pages thereto, the Lenders signatory thereto, Bank of America, N.A., as Global Administrative Agent, Collateral Agent, U.S. Funding Agent, U.S. Swing Line Lender, and a U.S. L/C Issuer, Bank of America, N.A., acting through its Canada branch, as Canadian Funding Agent and a Canadian L/C Issuer, the Royal Bank of Scotland PLC (successor to ABN AMRO Bank N.V.), as a Global Co-Syndication Agent, ABN AMRO Bank, N.V., as Euro Funding Agent, Euro Swing Line Lender, and a Euro L/C Issuer, and Sumitomo Mitsui Banking Corporation, as a Global Co-Syndication Agent, Yen Funding Agent, KRW Funding Agent, and a Yen L/C Issuer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: July 1, 2010	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Fourth Amendment to Global Senior Credit Agreement, dated as of June 30, 2010 among ProLogis, the other Loan Parties listed on the signature pages thereto, the Lenders signatory thereto, Bank of America, N.A., as Global Administrative Agent, Collateral Agent, U.S. Funding Agent, U.S. Swing Line Lender, and a U.S. L/C Issuer, Bank of America, N.A., acting through its Canada branch, as Canadian Funding Agent and a Canadian L/C Issuer, the Royal Bank of Scotland PLC (successor to ABN AMRO Bank N.V.), as a Global Co-Syndication Agent, ABN AMRO Bank, N.V., as Euro Funding Agent, Euro Swing Line Lender, and a Euro L/C Issuer, and Sumitomo Mitsui Banking Corporation, as a Global Co-Syndication Agent, Yen Funding Agent, KRW Funding Agent, and a Yen L/C Issuer.